As filed with the Securities and Exchange Commission on August 7, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ETF Series Solutions

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202
     (Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Distillate Small/Mid Cash Flow ETF	New York Stock Exchange
Distillate International Fundamental Stability & Value ETF	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 333-179562

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

With respect to the Distillate Small/Mid Cash Flow ETF, reference is made to Post-Effective Amendment No. 821 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562 and 811-22668), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-22-005913) on August 22, 2022, which is incorporated herein by reference.

With respect to the Distillate International Fundamental Stability & Value ETF, reference is made to Post-Effective Amendment No. 866 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562 and 811-22668), as filed with the SEC via EDGAR (Accession No. 0000894189-23-002428) on April 3, 2023.

The Trust currently consists of 54 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Distillate Small/Mid Cash Flow ETF	88-3948784
Distillate International Fundamental Stability & Value ETF	85-3254493
Item 2.    Exhibits

A.
Registrant’s Certificate of Trust dated February 9, 2012 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC via EDGAR on February 17, 2012 (Accession Number: 0000894189-12-000776).

B.
Registrant’s Agreement and Declaration of Trust dated February 17, 2012, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC via EDGAR on February 17, 2012 (Accession No. 0000894189-12-000776).

C.
Registrant’s Amended and Restated By-Laws dated August 18, 2014 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC via EDGAR on September 8, 2014 (Accession No. 0000894189-14-004441).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ETF Series Solutions

August 7, 2023

/s/ Alyssa M. Bernard
Alyssa M. Bernard Vice President